UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

Commission File Number: 333- 141327

CHINA DASHENG BIOTECHNOLOGY COMPANY
 (Exact name of small business issuer as specified in its charter)

Nevada	26-0162321
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

China Dasheng Biotechnology Company Building B 17th Floor Century Plaza Qingyang Road Lanzhou, Gansu People's Republic of China Telephone number: （86）931 8441248
(Address of principal executive offices including Zip Code)

c/o American Union Securities
100 Wall Street 15th Floor
New York, NY 10005
Telephone number: 212-232-0120
(Agent's office and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                  On November 17, 2008, the Board of Directors of China Dasheng Biotechnology (the “Company”) appointed Mr. Sidong Zhang as director of the Company. On the same day, we accepted the resignation of Mr. Jinjun Qi from his position as Chief Executive Officer and Chief Financial Officer of China Dasheng Biotechnology Company. Mr. Qi's resignation was not a result of any disagreement with us, and he continues to serve as Chairman of our Board.

                  On November 20, 2008, the Board of Directors appointed Mr. Sidong Zhang to fill Mr. Qi’s vacancy as our Chief Executive Officer.

                  Mr. Sidong Zhang, age 40, has been employed by the Company since April 2004, as Chief Executive Officer of Gansu Biology Science and Technology Stock Co., Ltd (“GSDS”), our wholly owned operating subsidiary. Mr. Zhang is responsible for overseeing GSDS’s product manufacturing operations. Prior to joining the Company, Mr. Zhang was engaged as the general manager of Lanzhou Yuyuan Nano Material Co., Ltd. His responsibilities included managing the day to day operations from 2001 to 2003. Mr. Zhang earned a Bachelor's degree in finance from Lanzhou University in 1991.

                  Also effective on November 20, 2008, the Company’s Board of Directors appointed Mr. Hongsheng Wang to fill Mr. Qi's vacancy as Chief Financial Officer. Mr. Wang, age 30, has been employed by GSDS since 2006 in various finance related positions. Since April 2008, Mr. Wang has served as the Chief Financial Officer of GSDS. Mr. Wang obtained his Bachelor’s degree from Lanzhou University in 1999, and is also a certified public accountant in China. Prior to joining the company, Mr. Wang worked as the head of financial department at Lanzhou Wanzhong Communication Company from 2001 to 2006.

                  The Company has entered into separate five year employment agreements with Mr. Wang and Mr. Zhang, and has agreed to compensate each person with an annual salary of RMB 120,000 or approximately $17,647. This description is qualified by the actual employment agreements which are included as exhibits to this report.

Item 9.01 Financial Statements And Exhibits.

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Shell Company Transactions.

None

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated November 20, 2008, by and between the Company and Mr. Zhang.

Exhibit 10.2	Employment Agreement, dated November 20, 2008, by and between the Company and Mr. Wang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DASHENG BIOTECHNOLOGY COMPANY

Date: November 20, 2008	By:	/s/ Jinjun Qi
	Name:	Jinjun Qi
	Title:	Chairman of Board of Directors